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                                                                   EXHIBIT 10.19

                             AIRTOUCH COMMUNICATIONS

                                 INCENTIVE PLAN

                    (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)




        SECTION 1.   ESTABLISHMENT AND PURPOSE OF THE PLAN

        The Corporation originally established the Plan effective January 1, 1994, as the AirTouch Communications Short-Term Incentive Plan. The Plan was most recently amended and restated effective as of January 1, 1998, and now includes the LTIP component as well as the STIP component. The purpose of the STIP is to provide for the payment of annual awards to Eligible Employees based on the achievement of performance criteria established by the Corporation. The purposes of the LTIP are (a) to provide the SMG with incentives to meet or exceed the Corporation's long-term financial goals, (b) to reduce the reliance on stock-based incentives to retain key executives and (c) to provide the SMG with above-average cash compensation if the Corporation's long-term goals are achieved or exceeded.


        SECTION 2.   ELIGIBILITY AND PARTICIPATION

                (a) STIP. STIP Awards under the Plan are earned with respect to performance during a STIP Award Period. An Employee is an Eligible Employee entitled to receive a STIP Award with respect to a STIP Award Period only if he or she:

                (i) Is in Active Service and on the payroll of a Participating Entity on the last day of such STIP Award Period; or

                (ii) Terminated employment during such STIP Award Period on account of death, Retirement or Severance.

An individual's status as an Eligible Employee for purposes of the STIP shall be determined by the Corporation, and such determination shall be conclusive and binding on all persons.

                (b) LTIP. LTIP Awards under the Plan are earned with respect to performance during an LTIP Award Period. An Employee is an Eligible Employee entitled to receive an LTIP Award with respect to an LTIP Award Period only if he or she:

                (i) Is in Active Service on the last day of such LTIP Award Period;

                (ii) During such LTIP Award Period separated from employment on account of death, Retirement or Disability; or

                (iii) During such LTIP Award Period was subject to an involuntary termination of employment without Cause; or



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                (iv) During such LTIP Award Period separated from employment with Change in Control severance benefits under his or her employment agreement.

In no event shall an individual be entitled to receive an LTIP Award with respect to an LTIP Award Period if, during such LTIP Award Period, he or she was terminated for Cause or resigned. An individual's status as an Eligible Employee for purposes of the LTIP shall be determined by the C&P Committee, and such determination shall be conclusive and binding on all persons.


        SECTION 3. AMOUNT AND PAYMENT OF STIP AWARDS

                (a) Performance Criteria. With respect to each STIP Award Period, the C&P Committee shall adopt performance criteria for each Participating Entity. The C&P Committee may also adopt different performance criteria for different job classifications. In order to ensure the incentive features of the Plan and to avoid distortion in its operation, the C&P Committee may, in its sole discretion, revise any performance criteria to the extent the C&P Committee deems appropriate to compensate for or reflect any extraordinary changes occurring during the STIP Award Period that significantly alter the basis upon which the performance criteria were established. Any such revisions may be made before, during or after the STIP Award Period and, once adopted by the C&P Committee, shall be conclusive and binding on all persons.

                (b) STIP Award Target. STIP Award targets for each STIP Award Period are determined by the C&P Committee and may be expressed as a percentage of Base Pay, a dollar amount or any other form specified by the C&P Committee. The C&P Committee may designate different STIP Award targets for different job classifications and Participating Entities.

                (c) Performance Levels. The C&P Committee shall annually designate levels of minimum, maximum and target achievement of performance criteria and shall establish percentages of STIP Award targets to be given for achievement of each such performance level. Different performance levels and associated percentages of STIP Award targets may be established for different Participating Entities. The C&P Committee also has the discretion to increase or decrease STIP Awards. In no event shall the percentage of the STIP Award target actually paid exceed 200%. No STIP Award shall be paid for performance below the minimum level of achievement of performance criteria designated by the C&P Committee.

                (d) Accrued STIP Awards. As of the end of the STIP Award Period, the C&P Committee shall determine STIP Award amounts based on the STIP Award targets and performance criteria for each Participating Entity and job classification, as described in Subsections (a), (b) and (c) above. STIP Award amounts so determined (and adjusted, if applicable) are referred to as Accrued STIP Awards.

                (e) Proration of Accrued STIP Awards. Accrued STIP Awards shall be prorated as follows:



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                (i) The Accrued STIP Award of an Eligible Employee who has less than 12 months of Active Service with respect to a 12-month STIP Award Period shall be prorated by multiplying his or her Accrued STIP Award by a fraction, the denominator of which is 365 and the numerator of which is equal to the number of days of such Eligible Employee's Active Service for such STIP Award Period. The Accrued STIP Award of an Eligible Employee who has less than six months of Active Service with respect to a six-month STIP Award Period shall be prorated by multiplying his or her Accrued STIP Award by a fraction, the denominator of which is 182.5 and the numerator of which is equal to the number of days of such Eligible Employee's Active Service for such STIP Award Period. The foregoing notwithstanding, for purposes of this Paragraph
        (i) only, up to 30 days of a period of approved leave of absence or sickness disability absence may be counted as Active Service if such period does not begin within 13 weeks of the end of a previous period of leave of absence or sickness disability absence occurring in the current or preceding calendar year.

                (ii) The Accrued STIP Award of an Eligible Employee who has Active Service at more than one rate of Base Pay with respect to a 12-month or six-month STIP Award Period (because of job transfer, performance increase or similar reason) shall be determined as follows. First, for each such rate of Base Pay, an Accrued STIP Award shall be determined as if the Eligible Employee had 12 months or six months (as the case may be) of Active Service at that Base Pay. Next, each such Accrued STIP Award amount shall be prorated by multiplying it by a fraction, the denominator of which is 365 or 182.5 (as the case may be) and the numerator of which is the number of days of such Eligible Employee's Active Service at such rate of Base Pay for that STIP Award Period. Finally, the prorated Accrued STIP Awards shall be added together to determine the Eligible Employee's total Accrued STIP Award.

                (iii) The Accrued STIP Award of an Eligible Employee who has Active Service at more than one STIP Award target level with respect to a 12-month or six-month STIP Award Period (because of job transfer, temporary or permanent promotion or similar reason) shall be determined as follows. First, for each such STIP Award target level, an Accrued STIP Award shall be determined as if the Eligible Employee had 12 months or six months (as the case may be) of Active Service at that STIP Award target level. Next, each such Accrued STIP Award amount shall be prorated by multiplying it by a fraction, the denominator of which is 365 or 182.5 (as the case may be) and the numerator of which is the number of days of such Eligible Employee's Active Service at such STIP Award target level for that STIP Award Period. Finally, the prorated Accrued STIP Awards shall be added together to determine the Eligible Employee's total Accrued STIP Award.

                (f) Payment of STIP Awards. STIP Awards may be expressed in dollars or any other medium specified by the C&P Committee including, without limitation, shares of stock of the Corporation. The C&P Committee shall also specify a medium of payment (such as dollars, shares of stock of the Corporation or other medium) of Accrued STIP Awards, which medium may be different from the medium in which the STIP Award was expressed under



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Subsection (b) above. Accrued STIP Awards paid in the form of dollars shall be rounded to the nearest whole dollar (rounding up at $0.50), and Accrued STIP Awards paid in the form of shares of stock shall be rounded to the nearest whole share (rounding up at 1/2). Accrued STIP Awards shall be paid as soon as administratively practicable following the STIP Award Period with respect to which the Accrued STIP Awards are earned. In the event of any Eligible Employee's death before payment of an Accrued STIP Award, payment shall be made to the Eligible Employee's Beneficiary or, if there is no living at the time of such payment, to the Eligible Employee's estate. Accrued STIP Award payments shall be subject to income tax and employment tax withholding as required by applicable law but shall not be subject to Eligible Employees' payroll deduction elections for personal obligations, such as U.S. Savings Bonds, charitable giving, political action committee contributions and credit union or bank payments.

                (g) Change in Control. Any other provision of this Section 3 notwithstanding, if an Eligible Employee (other than a member of the SMG) terminates employment with the Controlled Group under circumstances that entitle him or her to Severance, then his or her Accrued STIP Award for such STIP Award Period shall be calculated on the basis of 100% of the STIP Award target. The amount so calculated shall then be prorated pursuant to Subsection (e), Paragraph (i), above, based on the Eligible Employee's period of Active Service prior to his or separation from employment. Any prorated Accrued STIP Award payable pursuant to this SubSection (g) is payable at the same time as the Eligible Employee's Severance is paid.


        SECTION 4. AMOUNT AND PAYMENT OF LTIP AWARDS

                (a) Performance Criteria. With respect to each LTIP Award Period, the C&P Committee shall adopt performance criteria. The C&P Committee may also adopt different performance criteria for different members of the SMG. In order to ensure the incentive features of the Plan and to avoid distortion in its operation, the C&P Committee may, in its sole discretion, revise any performance criteria to the extent the C&P Committee deems appropriate to compensate for or reflect any extraordinary changes occurring during the LTIP Award Period that significantly alter the basis upon which the performance criteria were established. Any such revisions may be made before, during or after the LTIP Award Period and, once adopted by the C&P Committee, shall be conclusive and binding on all persons.

                (b) LTIP Award Target. LTIP Award targets for each LTIP Award Period are determined by the C&P Committee and shall be expressed as a percentage of Base Pay, at the rate in effect at the close of such LTIP Award Period. The C&P Committee may designate different LTIP Award targets for different members of the SMG.



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                (c) Performance Levels. The C&P Committee shall designate levels of minimum, maximum and target achievement of performance criteria for each LTIP Award Period and shall establish percentages of LTIP Award targets to be given for achievement of each such performance level. Different performance levels and associated percentages of LTIP Award targets may be established for different members of the SMG. The C&P Committee also has the discretion to increase or decrease LTIP Awards. In no event shall the percentage of the LTIP Award target actually paid exceed 200%. No LTIP Award shall be paid for performance below the minimum level of achievement of performance criteria designated by the C&P Committee.

                (d) Accrued LTIP Awards. As of the end of the LTIP Award Period, the C&P Committee shall determine LTIP Award amounts based on the LTIP Award targets and performance criteria for each member of the SMG, as described in Subsections (a), (b) and (c) above. LTIP Award amounts so determined (and adjusted, if applicable) are referred to as Accrued LTIP Awards.

                (e) Proration of Accrued LTIP Awards. The Accrued LTIP Award of an Eligible Employee who has less than 36 months of Active Service as an SMG member with respect to an LTIP Award Period shall be prorated by multiplying his or her Accrued LTIP Award by a fraction, the denominator of which is 1,095 and the numerator of which is equal to the number of days of such Eligible Employee's Active Service as an SMG member for such LTIP Award Period. The foregoing notwithstanding, for purposes of this Subsection (e) only, up to 30 days of a period of approved leave of absence or sickness disability absence may be counted as Active Service if such period does not begin within 13 weeks of the end of a previous period of leave of absence or sickness disability absence occurring in the current or preceding calendar year.

                (f) Payment of LTIP Awards. Accrued LTIP Awards shall be paid in the form of dollars and shall be rounded to the nearest whole dollar (rounding up at $0.50). Unless an Eligible Employee has made a valid election to defer receipt of his or her Accrued LTIP Award pursuant to the AirTouch Communications Deferred Compensation Plan, as amended from time to time, the Accrued LTIP Award shall be paid as follows:

                (i) If the Eligible Employee was in Active Service on the last day of the LTIP Award Period with respect to which the Accrued LTIP Award was earned, then the Accrued LTIP Award shall be paid within the first calendar quarter following such LTIP Award Period.

                (ii) If the Eligible Employee terminated employment during an LTIP Award Period but is eligible under Section 2(b)(ii) to receive an LTIP Award with respect to such LTIP Award Period, then the Accrued LTIP Award shall be paid within the first calendar quarter following the quarter in which he or she terminated employment. The calculation of the Accrued LTIP Award shall be based on estimated performance, determined as of the close of the calendar quarter in which the Eligible Employee terminated employment. The amount of the Accrued LTIP Award shall be prorated under Subsection (e) above.



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                (iv) If the Eligible Employee terminated employment during an
        LTIP Award Period but is eligible under Section 2(b)(iii) to receive an LTIP Award with respect to such LTIP Award Period, then the Accrued LTIP Award shall be paid within the first calendar quarter following the quarter in which he or she terminated employment. The Accrued LTIP Award shall be based on 100% of the LTIP Award target, prorated under Subsection (e) above.

In the event of any Eligible Employee's death before payment of an Accrued LTIP Award, payment shall be made to the Eligible Employee's Beneficiary or, if there is no Beneficiary living at the time of such payment, to the Eligible Employee's estate. Accrued LTIP Award payments shall be subject to income tax and employment tax withholding as required by applicable law but shall not be subject to Eligible Employees' payroll deduction elections for personal obligations, such as U.S. Savings Bonds, charitable giving, political action committee contributions and credit union or bank payments.

                (g) Change in Control. Any other provision of this Section 4 notwithstanding, and except to the extent otherwise required by a binding agreement between the Corporation and a merger partner, if an Eligible Employee receives a severance benefit under his or her employment agreement on account of a Change in Control, then the amount of his or her Accrued LTIP Award for such LTIP Award Period shall be equal to the sum of the following:

                (i) The portion of the LTIP Award attributable to the period prior to the Change in Control shall be calculated on the basis of 100% of the LTIP Award target. The amount so calculated shall then be prorated pursuant to Subsection (e) above, based on the Eligible Employee's period of Active Service prior to his or her separation from employment.

                (ii) The portion of the LTIP Award attributable to the period after the Change in Control shall be calculated on the basis of 100% of the LTIP Award target. The amount so calculated shall be prorated pursuant to Subsection (e) above, based on the remainder of the LTIP Award Period after the Eligible Employee's separation from employment. The amount so calculated shall then be multiplied by 50%.

Any prorated Accrued LTIP Award payable pursuant to this subsection (g) is payable at the same time as the Eligible Employee's severance is paid. This Subsection (g) shall also apply if the Plan is terminated within three years after a Change in Control.


        SECTION 5. AWARDS FOR CERTAIN EMPLOYEES

        Notwithstanding any other provision of the Plan to the contrary, the Accrued STIP Awards and the Accrued LTIP Awards of any Eligible Employee who, as of the end of a 12-month STIP Award Period, is a Covered Employee shall be determined as follows:

                (a) The sum of (i) the STIP Awards for such STIP Award Period and (ii) the LTIP Awards for the LTIP Award Period ending with such STIP Award Period, payable in each



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case to all Covered Employees, shall be equal to 0.6% of the Corporation's proportionate operating cash flow for such STIP Award Period;

                (b) The aggregate amount determined pursuant to Subsection (a) above shall be allocated among all Covered Employees pro rata based on each Covered Employee's Base Pay at the beginning of such STIP Award Period; and

                (c) The C&P Committee shall have the discretion to reduce the STIP Award or LTIP Award, or both, for any Covered Employee based on financial performance criteria, individual performance criteria or any other criteria the C&P Committee deems appropriate.


        SECTION 6. ADMINISTRATION

        The Plan shall be administered by the C&P Committee. The C&P Committee in its sole discretion shall make such rules, interpretations and computations as it may deem appropriate. Any decision of the C&P Committee with respect to the Plan, including (without limitation) any determination of eligibility to receive a STIP Award or LTIP Award and any calculation of the amount of a STIP Award or LTIP Award, shall be conclusive and binding on all persons.


        SECTION 7. AMENDMENT AND TERMINATION

        The C&P Committee may amend or terminate the Plan at any time, to be effective at such date as the C&P Committee designates. Any amendment or termination may affect present and future Eligible Employees. The Corporation's Vice President--Human Resources & Corporate Services, with the approval of the Senior Vice President--Legal and External Affairs and Secretary, shall be authorized to make minor or administrative changes to the Plan.


        SECTION 8. GENERAL PROVISIONS

                (a) Reorganizations. In the event of any change in the outstanding shares of capital stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, reorganization, acquisition, sale of assets, spin-off, consolidation, combination or exchange of shares or any similar event, the C&P Committee may make such adjustments as it deems appropriate to the performance criteria for any STIP Award Period or LTIP Award Period not yet completed. Any such adjustments, once adopted by the C&P Committee, shall be conclusive and binding on all persons.

                (b) No Employment Rights. Nothing in the Plan shall be deemed to give any individual any right to remain in the employ of the Corporation or any Participating Entity. The Corporation and Participating Entities reserve the right to terminate any individual's employment at any time, with or without Cause.

                (c) Choice of Law. The validity, interpretation, construction and performance of the Plan shall be governed under the laws of the State of California (without regard to their choice-of-law provisions).



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        SECTION 9.    DEFINITIONS

                (a) "Accrued LTIP Award" means the amount of an LTIP Award that has been determined and is payable.

                (b) "Accrued STIP Award" means the amount of a STIP Award that has been determined and is payable.

                (c) "Active Service" means each day on which an individual is actively at work as a common-law employee of the Corporation, a Participating Entity or any member of the Corporation's Controlled Group and each day on which such individual is absent from such active work but is entitled to payment on account of paid leave of absence, vacation, holiday or jury duty.

                (d) "Base Pay" means an Eligible Employee's base rate of annual salary or wages, without reduction for deferrals made under any plans or programs of the Controlled Group.

                (e) "Beneficiary" means one or more persons designated by the Eligible Employee in writing on the form prescribed by the Corporation for this purpose. A beneficiary designation may be replaced or withdrawn at any time. No beneficiary designation shall be valid unless it has been signed and received by the Corporation on the prescribed form prior to the Eligible Employee's death.

                (f) "Board" means the Board of Directors of the Corporation.

                (g) "C&P Committee" means the Compensation and Personnel Committee of the Board.

                (h) "Cause" means (1) a willful failure by the Eligible Employee to substantially perform the Eligible Employee's duties under any written agreement governing his or her employment (an "employment agreement') with a Participating Entity, other than a failure resulting from the Eligible Employee's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Eligible Employee that constitutes gross misconduct and that is injurious to a Participating Entity, (3) a willful breach by the Eligible Employee of a material provision of his or her employment agreement (if any) or (4) a material and willful violation of a federal and state law or regulation applicable to the business of a Participating Entity. No act, or failure to act, by the Eligible Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Participating Entity's best interest.

                (i) "Change in Control" shall have the meaning given to such term in the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, as amended from time to time.

                (j) "Code" means the Internal Revenue Code of 1986, as amended.



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                (k) "Controlled Group" means the group of corporations and unincorporated trades or businesses, each member of which is at least 80% owned, directly or indirectly, by the Corporation.

                (l) "Corporation" means AirTouch Communications, Inc., a Delaware corporation.

                (m) "Covered Employee" means any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Corporation or is acting in such capacity or who is among the four highest compensated officers of the Corporation (other than the Chief Executive Officer), as defined in Treasury Regulations Section 1.162-27(c)(2).

                (n) "Disability" means total and permanent disability, as defined under the terms of the long-term disability plan of the applicable Participating Entity.

                (o) "Eligible Employee" is defined in Section 2.

                (p) "Employee" means an individual who is classified by a Participating Entity as a regular full-time or part-time employee of the Participating Entity and who is not:

                (i) A commissioned salesperson employed by AirTouch Paging;

                (ii) Included in a unit of employees covered by a collective bargaining agreement under which the Employee is not eligible to participate in the Plan; or

                (iii) A nonresident alien with respect to the United States; provided that this Paragraph (iii) shall not apply to an Employee whom the C&P Committee has designated in writing as an Eligible Employee.

An individual's status as an Employee shall be determined by the C&P Committee, and such determination shall be conclusive and binding on all persons.

                (q) "LTIP" means the component of the Plan described in
Section 4.

                (r) "LTIP Award" means an award under the LTIP.

                (s) "LTIP Award Period" means a period of three consecutive calendar years or, if different, three consecutive fiscal years of the Corporation. Two or three overlapping LTIP Award Periods may be in effect at the same time.

                (t) "Participating Entity" means the Corporation and each of its subsidiaries and affiliates that elects to participate in the Plan. In addition, a particular division or separate operating unit of the Corporation or any of its subsidiaries or affiliates may be designated as a separate Participating Entity by the corporation of which it is a part.

                (u) "Plan" means this AirTouch Communications Incentive Plan, which includes the LTIP and the STIP.




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                (v) "Retirement" means a termination of employment (i) from a
Participating Entity at an age and with employment service that would entitle the individual to a Service Pension under the AirTouch Communications Employees Pension Plan if the individual were a participant in such Pension Plan or (ii) under circumstances designated as a Retirement by the C&P Committee at its sole discretion.

                (w) "Severance" means a termination of employment with severance benefits under the AirTouch Communications Severance Plan or Change in Control Severance Plan (i) within two years following a Change in Control or (ii) under circumstances designated as a Severance by the Vice President - Human Resources and Corporate Services (or his or her successor) at his or her sole discretion.

                (x) "SMG" means the Senior Management Group of the Corporation, as determined by the C&P Committee from time to time, provided that a member of such Senior Management Group who is seconded to (or employed by) a joint venture in which a member of the Controlled Group participates shall not be considered a member of the SMG for purposes of the Plan.

                (y) "STIP" means the component of the Plan described in
Section 3.

                (z) "STIP Award" means an award under the STIP.

                (aa) "STIP Award Period" means the calendar year or, if different, the Corporation's fiscal year, provided that the C&P Committee may determine that "STIP Award Period" shall mean each of the first and second halves of the calendar year or, if different, the first and second halves of the Corporation's fiscal year. The C&P Committee may make such a determination with respect to all Eligible Employees or certain groups of Eligible Employees.


        SECTION 10. EXECUTION

        To record the amendment and restatement of the Plan, effective as of January 1, 1998, the Corporation has caused its duly authorized officer to affix the corporate name hereto.


                                            AIRTOUCH COMMUNICATIONS, INC.


                                            By:    /s/ TERRY KRAMER
                                               ---------------------------------

                                                 Vice President Human Resources
                                            Its:      and Corporate Services
                                               ---------------------------------



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